   As filed with the Securities and Exchange Commission on December 6, 1999
                                              Registration No. 333-___________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                                 HOOVER'S, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               74-2559474
      (State or other jurisdiction
   of incorporation or organization)      (I.R.S. Employer Identification No.)

                        1033 LA POSADA DRIVE, SUITE #250
                                AUSTIN, TX 78752
               (Address of principal executive offices) (Zip Code)

                              --------------------

                                 HOOVER'S, INC.
                            1999 STOCK INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                              --------------------

                                PATRICK J. SPAIN
          CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF THE BOARD
                                 HOOVER'S, INC.
                1033 LA POSADA DRIVE, SUITE #250, AUSTIN, TX 78752
                     (Name and address of agent for service)
                                 (512) 374-4500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                                            PROPOSED MAXIMUM
                                           AMOUNT TO BE     PROPOSED MAXIMUM OFFERING      AGGREGATE OFFERING         AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)         PRICE PER SHARE                 PRICE            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
1999 Stock Incentive Plan
-------------------------
Common Stock, $0.01 par value            2,979,645 shares           $10.625                   $31,658,729             $8,358
----------------------------------------------------------------------------------------------------------------------------------

1999 Employee Stock Purchase Plan
---------------------------------
Common Stock $0.01 par value              150,000 shares            $10.625                    $1,593,750               $421
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Aggregate Registration Fee: $8,779
----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Hoover's, Inc. 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on December 6, 1999, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Hoover's, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Prospectus pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, filed with the SEC on July 21, 1999, in connection with the Registrant's Registration Statement No. 333-78109, in which there is set forth the audited financial statements for the Registrant's fiscal year ended March 31, 1999;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, filed with the SEC on November 15, 1999.

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed with the SEC on August 17, 1999, and

         (d) The Registrant's Registration Statement No. 000-26097 on Form 8-A12G filed with the SEC on May 14, 1999, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Registrant may and, in certain cases, must be indemnified by Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses(including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         Section 14 of Registrant's certificate of incorporation, as amended, provides that no director of Registrant shall be liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

         Section 14 of Registrant's certificate of incorporation, as amended, also provides that Registrant shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at Registrant's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         The Registrant has entered into indemnification agreements with each director, pursuant to which the Registrant is obligated, to the extent permitted by applicable law, to indemnify such directors against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or assumed certain responsibilities at the direction of the Registrant. The Registrant also purchased directors and officers liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

Number                     Exhibit
------                     -------

4                          Instruments Defining Rights of Stockholders.
                           Reference is made to Registrant's Registration Statements No. 000-26097 on form 8-A12G which is incorporated herein by reference pursuant to Item 3(c).
5                          Opinion and consent of Brobeck, Phleger & Harrison
                           LLP.
23.1                       Consent of Ernst & Young LLP, Independent
                           Accountants.
23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1                       Hoover's, Inc. 1999 Stock Incentive Plan.
99.2                       Hoover's, Inc. 1999 Employee Stock Purchase Plan.


Item 9.  UNDERTAKINGS.

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Hoover's, Inc. 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this sixth day of December, 1999.

                                      HOOVER'S, INC.


                                      By:  /s/ Patrick J. Spain
                                          -------------------------------------
                                          Patrick J. Spain
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Hoover's, Inc., a Delaware corporation, do hereby constitute and appoint Patrick J. Spain and Lynn Atchison and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                                      Date
---------                               -----                                      ----
                                        Chief Executive Officer, President and
/s/ Patrick J. Spain                    Chairman of the Board of Directors             December 6, 1999
-------------------------------         (Principal Executive Officer))
Patrick J. Spain

                                        Senior Vice President, Finance and
/s/ Lynn Atchison                       Chief Financial Officer (Principal             December 6, 1999
-------------------------------         Financial and Accounting Officer)
Lynn Atchison


/s/ William S. Berkley                  Director                                       December 6,1999
-------------------------------
William S. Berkley


                                      II-4



/s/ Steven B. Fink                      Director                                       December 6, 1999
-------------------------------
Steven B. Fink


/s/ Alan Chai                           Director                                       December 6, 1999
-------------------------------
Alan Chai


/s/ Thomas J. Hillman                   Director                                       December 6, 1999
-------------------------------
Thomas J. Hillman


/s/ Gary E. Hoover                      Director                                       December 6, 1999
-------------------------------
Gary E. Hoover


/s/ Laurence J. Kirshbaum               Director                                       December 6, 1999
-------------------------------
Laurence J. Kirshbaum


/s/ Stephen R. Zacharias                Director                                       December 6, 1999
-------------------------------
Stephen R. Zacharias

                                  EXHIBIT INDEX

Number            Exhibit
------            -------
4                 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements No. 000-26097 on form
                  8-A12G which is incorporated herein by reference pursuant to
                  Item 3(c).
5                 Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1              Consent of Ernst & Young LLP, Independent Accountants.
23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
24                Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
99.1              Hoover's, Inc. 1999 Stock Incentive Plan.
99.2              Hoover's, Inc. 1999 Employee Stock Purchase Plan.